UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 19, 2007

CITIZENS COMMUNICATIONS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-11001	06-0619596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 614-5600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

On March 19, 2007, Citizens Communications Company (the “Company”) issued a press release announcing that it has commenced a private offering of $750 million aggregate principal amount of senior unsecured notes, which it expects will consist of a series due in 2015 and a series due in 2019, pursuant to Rule 144A and Regulation S under the Securities Act of 1933 (the “Securities Act”). The press release is attached hereto as Exhibit 99.1.

As part of the offering materials prepared in connection with this private offering, the Company has disclosed certain preliminary unaudited pro forma financial information relating to the Company’s acquisition of Commonwealth Telephone Enterprises, Inc., which was completed on March 8, 2007. A copy of the preliminary unaudited pro forma financial information is attached hereto as Exhibit 99.2.

The information furnished in Item 7.01 of this Form 8-K and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 8.01.	OTHER EVENTS.

The information set forth in the press release attached hereto as Exhibit 99.1 is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release dated as of March 19, 2007.

99.2	Preliminary unaudited pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNICATIONS COMPANY

Date: March 19, 2007	By:	/s/ Robert J. Larson
	Name:	Robert J. Larson
	Title:	Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated as of March 19, 2007.

99.2	Preliminary unaudited pro forma financial information.